Exhibit 10.1

AMENDMENT NO. 2 TO SECURITY AGREEMENT AND AMENDMENT NO. 1 TO THE SECURED REVOLVING NOTE

THIS AMENDMENT NO. 2 to the Security Agreement and Amendment No. 1 to the Secured Revolving Note (this “Amendment”) is dated as of October 31, 2008 with respect to that certain (a) Security Agreement dated as of March 31, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Security Agreement”) by and among RAPID LINK, INCORPORATED (“Rapid Link”), TELENATIONAL COMMUNICATIONS, INC. (“Telenational”), ONE RING NETWORKS, INC. (“One Ring” and together with Rapid Link and Telenational, collectively, the “Companies” and each a “Company”), the lenders from time to time party thereto (collectively, the “Lenders”) and LV ADMINISTRATIVE SERIVCES, INC., as administrative and collateral agent to the Lenders (in such capacity, the “Agent” and together with the Lenders, collectively, the “Creditor Parties” and each a “Creditor Party”), and (b) Secured Revolving Note dated July 11, 2008 (as amended, modified, supplemented and/or restated from time to time, the “Secured Revolving Note”) in the original principal amount of $1,200,000 issued by the Companies in favor of Valens U.S. SPV I, LLC.

BACKGROUND

WHEREAS, pursuant to the Security Agreement, the Lenders have made financial accommodations to the Companies that remain outstanding; and

NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Companies by the Creditor Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             Definitions.  All capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.

2.             Amendments to Security Agreement.

(a)           The definition of “Accounts Availability” set forth in Annex A of the Security Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Accounts Availability” means the lesser of (x) ninety percent (90%) of the net face amount of Eligible Accounts and (y) Six Hundred Thousand Dollars ($600,000).

(b)           The definition of “Reserves” set forth in Annex A of the Security Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Reserves” means such reserves as the Agent may reasonably in its good faith judgment deem proper and necessary from time to time.

(c)           The definition of “Revolving Commitment Conditions” set forth in Annex A of the Security Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Revolving Commitment Conditions” means satisfaction of the following conditions in a manner, and evidenced as applicable by agreements, instruments and documents, satisfactory in form and substance to Agent:  (a) no Event of Default shall have occurred and then be continuing, (b) Agent shall have completed a roll forward of its previous Collateral audit which indicates that no event or condition has occurred or is existing which could reasonably be expected to have a Material Adverse Effect (the “Collateral Audit”), (c) Agent shall have received a borrowing base certificate as of the date of funding of the initial Revolving Loans in form and substance acceptable to Agent and (d) the Companies shall have entered into, and caused the Lockbox Bank to enter into, documentation satisfactory to the Agent in respect of the Lockbox as set forth in Section 8 of this Agreement”

(d)           The definition of “Revolving Warrants” set forth in Annex A to the Security Agreement is hereby amended by deleting said definition in its entirety and inserting the following new definition in lieu thereof:

“Revolving Warrants” means the Common Stock Purchase Warrant dated October 31, 2008, exercisable into 7,500,000 shares of Common Stock, issued by Rapid Link to the Lenders holding a Revolving Commitment Percentage on October 31, 2008.

(e)           The last sentence of Section 2(a)(i) of the Security Agreement is hereby deleted in its entirety.

(f)           The definitions of “First EBITDA Target” and “Second EBITDA Target” contained in Annex A of the Security Agreement are hereby deleted in their entirety.

3.             Amendments to Secured Revolving Note.

(a)           The fourth paragraph of the Secured Revolving Note is hereby deleted in its entirety and the follow new fourth paragraph of the Secured Revolving Note is hereby inserted in lieu thereof:

“Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Security Agreement dated as of March 31, 2008 (as amended, restated, modified and/or supplemented from time to time, the “Security Agreement”) among the Companies, the Holder, each other Lender and LV Administrative Services, Inc., as administrative and collateral agent for the Lenders (the “Agent” together with the Lenders, collectively, the “Creditor Parties”).”

(b)           Section 1.1 of the Secured Revolving Note is hereby deleted in its entirety and the following new Section 1.1 is hereby inserted in lieu thereof:

1.1          Contract Rate.  Subject to Sections 2.2 and 3.9, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to ten percent (10%) (the “Contract Rate”).  Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on the first day of the first month following the initial Revolving Loan, on the first Business Day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.

(c)           Section 1.3 of the Secured Revolving Note is hereby deleted in its entirety.

4.             The Companies hereby agree to reimburse the Creditor Parties for the expense of the Collateral Audit (as defined in the Security Agreement after giving to this Amendment); provided that the Companies reimbursement obligation under this Section 5 shall not exceed $10,000.

5.             Each Creditor Party hereby agrees to the sale of the Companies’ business located in Amador and Calaveras Counties, California (such business previously know as Communications Advantage/Web Breeze) (the “Asset Sale”), provided that (i) no Event of Default is in existence on the date of the consummation of such Asset Sale, (ii) such Asset Sale generates net proceeds payable to the Companies in an aggregate amount of at least $200,000, (iii) all documentation in respect of the Asset Sale (including without limitation any letter of intent and the definitive sale agreements, and the description of the assets subject to such Asset Sale) is satisfactory to the Agent and (iv) any seller note or notes provided by the buyer in connection with the Asset Sale is pledged, endorsed in blank and duly delivered by the Companies to the Agent, for the benefit of the Lenders, as security for the Obligations, pursuant to documentation satisfactory to the Agent. Each Creditor Party further agrees that (i) the cash proceeds received by the Companies in connection with the Asset Sale shall not be required to be utilized to repay the Obligations at the time of receipt by the Companies, so long as no Event of Default is in existence at such time and (ii) it shall promptly following the consummation of such Asset Sale, release all liens, security interests and guarantees related to the assets subject to the Asset Sale, which any Company may have granted to any Creditor Party under the Security Agreement or any Ancillary Agreement.  Each Company hereby agrees that the documentation setting forth any such release referred to in the immediately preceding sentence, shall in all respects be satisfactory to, and approved by, the Agent on behalf of the Lenders (including the specific description of the assets subject to the Asset Sale).

6.             Conditions of Effectiveness.  This Amendment shall become effective (the “Effective Date”) upon (i) receipt by the Agent of counterparts of this Amendment duly executed and delivered by the Companies and the Creditor Parties and (ii) the issuance of the Revolving Warrants (as defined after giving effect to this Amendment) by the Parent to the Lenders holding a Revolving Commitment Percentage.

7.             Representations and Warranties.  Each Company hereby represents and warrants as follows:

(a)           This Amendment, the Security Agreement, the Secured Revolving Note and the Revolving Warrants, as amended hereby, constitute legal, valid and binding obligations of each Company, and are enforceable against each Company in accordance with their respective terms.

(b)           Upon the effectiveness of this Amendment, each Company hereby reaffirms all covenants, representations and warranties made in the Security Agreement, any Ancillary Agreement and any other documents, instruments and agreements entered into in connection with the transactions contemplated thereby (collectively, the “Documents”) and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment (or if any such representation, covenant or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(c)           No Event of Default has occurred and is continuing or would exist both before and after giving effect to this Amendment.

(d)           No Company has any defense, counterclaim or offset with respect to any Document.

8.             Effect on the Documents.

(a)           Upon the effectiveness of Section 2 hereof, each reference in the Security Agreement to “this Security Agreement” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Security Agreement as amended hereby.

(b)           Except as specifically amended herein, the Security Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Creditor Party, nor constitute a waiver of any provision of the Security Agreement, any Document or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

9.             Governing Law.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

10.           Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

11.           Counterparts; Electronic Transmission.  This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.  Any signature delivered by a party by facsimile or PDF transmission shall be deemed to be an original signature hereto.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

RAPID LINK, INCORPORATED

By:
Name:
Title:

TELENATIONAL COMMUNICATIONS, INC.

By:
Name:
Title:

ONE RING NETWORKS, INC.

By:
Name:
Title:

LV ADMINISTRATIVE SERVICES, INC.,
as Agent

By:
Name:
Title:

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC, its investment manager

By:
Name:
Title:

VALENS U.S. SPV I, LLC, as a Lender

By:	Valens Capital Management, LLC, its investment manager

By:
Name:
Title:

VALENS OFFSHORE SPV II, CORP., as a Lender

By:	Valens Capital Management, LLC, its investment manager

By:
Name:
Title:

SIGNATURE PAGE TO
AMENDMENT NO. 1